EXHIBIT 10(b)

                                EDO CORPORATION
                            1985 STOCK OPTION PLAN

1. Purpose

The EDO Corporation 1985 Stock Option Plan (the "Plan") is intended to attract and retain qualified executives and other key employees of EDO Corporation (the "Corporation") and its Subsidiaries by providing them with opportunities for stock ownership under the Plan.

2. Administration

The Plan shall be administered by a committee (the "Com- mittee") of not less than three directors of the Corporation selected by, and serving at the pleasure of, its Board of Direc- tors (the "Board"). Directors who are also employees of the Corporation or any Subsidiary, or who have been such employees within one year, may not serve on the Committee.

The Committee shall have the authority, subject to the terms of the Plan, to determine the persons eligible for options and those to whom options shall be granted, the number of shares to be covered by each option, the time or times at which options shall be granted, and the terms and provisions of the instruments by which options shall be evidenced; and to interpret the Plan and make all determinations necessary or advisable for its administration. The Committee may consult with legal counsel, who may be counsel to the Corporation, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

The Committee's decisions under the Plan to grant options shall be subject to the approval of the Board.

3. Eligibility

Options may be granted only to an executive or other key employee of the Corporation or a Subsidiary. "Subsidiary" means any company in which the Corporation and/or Subsidiary owns 50% or more of the combined voting power of all classes of stock. A member of the Committee shall not be eligible, while a member, to receive an option under the Plan, but may exercise any options previously granted to him.

4. Stock

The stock for which options may be granted shall be the Corpora- tion's Common Shares ("Common Shares"). When options are exercised the Corporation may either issue authorized but unissued Common Shares or transfer issued Common Shares held in its treasury. The total number of Common Shares which may be sold to employees under the Plan pursuant to options shall not exceed 600,000 shares. If an option expires, or is otherwise terminated prior to its exercise, the Common Shares covered by such an option immediately prior to such expiration or other termination shall continue to be available under the Plan.

5. Granting of Options

The date of grant of an option under the Plan will be the date on which the option is awarded by the Committee. The granting of any option to any employee shall neither entitle such employee to, or disqualify him from, participation in any other grant of options. The total number of Common Shares which may be sold to any one employee under the Plan pursuant to options shall not exceed 90,000 shares.

6. Terms and Conditions of Options

Options shall be evidenced by instruments in form approved by the Committee. Such instruments shall conform to the following terms and conditions:

(a) Option price. The option price per share shall be the fair market value of the optioned shares on the day the option is granted, which shall be the mean of the high and low prices of the Common Shares on the Consolidated Trading Tape on that day or, if no sale of Common Shares is recorded on such Tape on that day, then on the next preceding day on which there was such a sale. Upon exercise, the option price shall be paid (i) in cash or (ii) in Common Shares of the Corporation having a fair market value equal to such option price or
(iii) in a combination of cash and Common Shares. The fair market value of Common Shares delivered to the Corporation pursuant to the immediately preceding sentence shall be determined on the basis of the mean of the high and low price for a Common Share on theConsolidated Trading Tape on the day of exercise or, if there was no such sale on the day of exercise, on the day next preceding the day of exercise on which there was such a sale.

(b) Term and exercise of options. Each option shall expire on the fifth anniversary of the date of its grant and shall be exercisable in four substantially equal annual installments commencing on the first anniversary of the date of grant, provided, however, that the Committee may include in any option instrument, initially or by amendment at any time, a provision making any installment or installments exercisable at such earlier date, or upon the occurrence of such earlier event, as may be specified by such provision, if the Committee deems such provision to be in the interests of the Corporation or necessary to realize the reasonable expectation of the optionee, but in no event shall any option be exercisable sooner than six months from the date on which such option is granted, except when the death of the optionee occurs within such six month period. After becoming exercisable, each installment shall remain exercisable until expiration or termination of the option. An option may be exercised from time to time, in whole or part, up to the total number of shares with respect to which it is then exercisable.

(c) Termination of employment. If an optionee ceases, other than by reason of death or retirement, to be employed by the Corporation or a Subsidiary, all options granted to him and exercisable on the date of his termination of employment shallterminate on the earlier of such options' expiration or one month after the day his employment ends. If an optionee retires, all options granted to him and exercisable on the date of his retirement shall terminate on the earlier of such options' expiration or the first anniversary of the day of his retirement. Any installment not exercisable on the date of such termination or retirement shall lapse and be thenceforth unexercisable. Whether authorized leave of absence or absence in military or governmental service may constitute employment for the purposes of the Plan shall be conclusively determined by the Committee.

(d) Exercise upon death of optionee. If an optionee dies, his option may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who acquires the option by will or by the laws of descent and distribution, at any time prior to the earlier of such option's expiration or the first anniversary of the optionee's death. On the earlier of such dates, the option shall terminate.

(e) Assignability. No option shall be assignable or transferable by the optionee except by will or by the laws of descent and distribution and during the lifetime of the optionee the option shall be exercisable only by him. At the request of an optionee, Common Shares purchased on exercise of an option may be issued or transferred in the name of the optionee and another person jointly with the right of survivorship.

(f) Repurchase of option shares.

(1) Any optionee may at the time of exercise or, provided such optionee has duly made an election under section 83(b) of the Internal Revenue Code of 1954, as amended (the "Code"), within thirty days thereafter request that the Corporation repurchase from him a portion of the Common Shares to be purchased by the optionee upon such exercise with an aggregate fair market value not exceeding one-half of the amount by which (a) the fair market value of a Common Share on the day of exercise, multiplied by the number of Common Shares as to which the optionee is exercising an option, exceeds (b) the total purchase price for that number of Common Shares under the terms of such option.

(2) Subject to paragraph (3) of this section 6(f), an optionee who is at the time of exercise a director or officer of the Corporation or the beneficial owner, directly or indirectly, of 10% or more of the Corporation's Common Shares may at a day following such exercise which complies with the requirement of paragraph (3) of this section 6(f), request that the Corporation repurchase from him a portion of the Common Shares which he purchased upon exercise of his option, and which, after reduction (if any) for repurchase following a request pursuant to paragraph (1) of this section 6(f), has an aggregate fair market value not exceeding one-half of the amount by which (a) the fair market value of a Common Share on the day of exercise, (or day of request for repurchase if such optionee has not made an election under section 83(b) of the Code) multiplied by the number of Common Shares as to which the optionee exercised suchoption exceeded (b) the total purchase price for that number of Common Shares under the terms of such option.

(3) Any request for repurchase made pursuant to para- graph (2) of this section 6(f) shall be made not earlier than six months after date of exercise nor later than the end of the ninth business day of the initial period thereafter in which such optionee is permitted to trade in the Common Shares of the Corporation in compliance with federal securities laws and rules, and policies of the New York Stock Exchange.

(4) Upon receipt of a request for repurchase made pursuant to paragraph (1) or
(2) of this section 6(f), the Com- mittee shall then, in its sole discretion, determine whether the Corporation will purchase any or all of such Common Shares. If the Corporation purchases any such Common Shares, the purchase price thereof shall be determined on the basis of the fair market value of a Common Share on the day of receipt of the request for repurchase. The fair market value of a Common Share shall be the mean of the high and low price for a Common Share on the Consolidated Trading Tape on the day of such receipt of request, or, if there was no such sale on the day of such receipt of request, on the day next preceding the day of such receipt of request on which there was such a sale.

(5) Any action taken by an optionee pursuant to this section 6(f) must be in the form of written notice to the Committee and shall be effective upon receipt thereof.

(g) Other provisions. Instruments evidencing options may contain such other provisions, not inconsistent with thePlan, as the Committee deems advisable, including a requirement that an optionee represent to the Corporation in writing, when an option is granted, or when he receives shares on its exercise, that he is accepting such option, or receiving such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only.

7. Capital Adjustments

The number and price of Common Shares covered by each option, the total number of shares that may be sold under the Plan, and the maximum number of shares that may be sold, issued or transferred to any employee, shall be proportionally adjusted to reflect, as deemed equitable and appropriate by the Committee, any stock dividend, stock split or share combination of the Common Shares or recapitalization of the Corporation. To the extent deemed equitable and appropriate by the Committee, subject to any required action by shareholders, in any merger, consolidation, reorganization, liquidation or dissolution, any option granted under the Plan shall pertain to the securities and other property to which a holder of the number of Common Shares covered by the option would have been entitled to receive in connection with such event.

8. Effective Date of Plan

The effective date of the Plan is April 23, 1985. The Plan will become effective as of that date provided that the Planreceives the approval of the holders of a majority of the out- standing Common Shares at the Corporation's 1985 Annual Meeting of Shareholders. If such approval is not forthcoming, the Plan shall be null and void.

9. Term; Amendment of Plan

This Plan shall expire on April 24, 1995 (except as to op- tions outstanding on that date). The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the holders of a majority of the outstanding Common Shares, the total number of shares that may be sold, issued or transferred under the Plan may not be increased (except by adjustment pursuant to section 7), the provisions of section 3, regarding eligibility, may not be modified, the purchase price at which shares may be offered pursuant to options may not be reduced (except by adjustment pursuant to section 7) and the expiration date of the Plan may not be extended. No action of the Board or shareholders, however, may, without the consent of an optionee, alter or impair his rights under any option previously granted to him.